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                                                                  EXHIBIT 10.46


                              EMPLOYMENT CONTRACT

         THIS CONTRACT OF EMPLOYMENT (hereinafter "Contract") is made in Indianapolis, Indiana, dated and effective November 1, 2002, by and between HOME MED CHANNEL, INC. an Indiana corporation, (hereinafter the "Company"), Standard Management Corporation, an Indiana corporation, (herein after the "Guarantor"), and Dr. Mason Goodman, (hereinafter "Executive").

                                    RECITALS

         A. Executive is expected to make a major contribution to the profitability, growth and financial strength of the Company.

         B. The Company considers the services of Executive to be in the best interest of the Company and its shareholders and desires to assure the services of the Executive on behalf of the Company on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Company.

         C. Executive is willing to become employed by the Company under the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties to this Contract hereby agree as follows:

                                   AGREEMENT

         1. Employment. The Company hereby agrees to employ Executive as President of the Company. Executive accepts such employment and agrees to be subject to the general supervision, orders, advice and direction of the Chief Executive Officer and the Board of Directors of the Company in a manner consistent with the Articles of Incorporation and By-Laws of the Company.

         2. Terms of Employment and Compensation. Executive's term of employment (the "Employment Term") hereunder shall start on November 1, 2002 and continue until such employment terminates pursuant to Section 7 hereof.

         3. Salary and Bonus and Options. Executive's salary for the first year hereunder shall be $218,000 per year. Thereafter during the Employment Term, Executive's salary shall be increased each year by an amount equal to Executive's salary for the previous year, multiplied by the percent change of the Consumer Price Index for all Urban Consumers (the "CPI") (published by the Bureau of Labor Statistics, United States Department of Labor) during the immediately preceding calendar year. For example, if the percent change in the CPI from January 1, 2002 to December 31, 2002 were 5%, Executive's salary for the second year hereunder would be $228,900. Executive's salary shall be payable on the Company's regular salary payment dates. In addition, within 90 days after the end of each fiscal year during the Employment Term, Executive shall receive a bonus in an amount determined by the Chairman of the Company and


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approved by the Compensation Committee of Standard Management Corporation.
Employee shall be entitled to receive 60,000 incentive stock options of Standard Management Corporation at the closing market price on the effective date of this Contract. Vesting of such stock options shall be one-third upon the grant date, one-third one year from the grant date, and the remaining one-third two years from the grant date.

         The salary and bonus payments hereunder shall be subject to withholding and any other applicable tax law.

         4. Salary Guarantee. The salary payable to Executive hereunder (the "Guaranteed Payments") shall continue to be paid to Executive hereunder as set forth herein in the event of a termination of Executive's employment hereunder except in the event that Executive terminates this Contract pursuant to Section 7(e) hereof or in the event that the Company terminates Executive's employment pursuant to Section 7(b) hereof.

                  (a) In the event that the Company elects not to renew the Contract as provided in (i) Section 7(a) hereof, or (ii) in the event Company terminates the Contract pursuant to Section 7(f) hereof, the Executive shall be entitled to a severance payment equal to twelve
         (12) months salary payable in twelve (12) equal monthly installments based upon the Executive's salary at the termination of the Employment Term.

                  (b) In the event that this Contract is terminated as a result of the death of Executive as provided in Section 7(c) hereof, the Executive shall be entitled to a payment equal to twelve (12) months salary payable in a lump sum within thirty (30) days of the date of death of the Executive based upon the Executive's salary at the date of his death. Any such payment shall be payable to the Estate of the Executive. The Company shall be entitled to an offset against such sums due in the amount of the sum payable to Executive's beneficiary as provided under Section 6 hereof.

                  (c) In the event this Contract is terminated as a result of the disability of Executive as provided in Section 7(d) hereof, the Executive shall be entitled to a payment equal to twelve (12) months salary payable in twelve (12) equal monthly installments based upon the Executive's salary at the time of such termination based upon such disability. The Company shall be entitled to an offset against such sums due in the amount of any disability insurance payment received by the Executive from the Company.

                  (d) In the event that any acquisition of control occurs to the Guarantor, and thereafter, the term of this Contract is terminated for any reason other than pursuant to Section 7(b) hereof, or as a result of the option of the Executive pursuant to Section 7(e) hereof, the Executive shall be entitled to a severance payment equal to remaining Employment Term under this Contact plus twelve months, and any such sum shall be payable in twelve (12) equal monthly installments based on the Executive's salary at the time of such termination, other than in the event of death of the Executive, which sum shall be payable in a lump sum within thirty (30) days of the Executive's date of death.


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                  As used in this Contract, the "acquisition of control" means:
         (i) attaining ownership of 15% or more of the shares of voting stock of SMC by any person or group (other than a person or group including Executive or with whom or which Executive is affiliated), or (ii) the occurrence of a "change of control" required to be described under the proxy disclosure rules of the Securities and Exchange Commission.

         5. Reimbursement for Expenses. The Company shall, during the Employment Term, reimburse Executive for all reasonable travel, business entertainment and other business expenses incurred by Executive in rendering services under this Contract. Such reimbursement shall be subject to compliance with the applicable policies and procedures established by the Company.

         6. Fringe Benefits. During the Employment Term, Executive shall be entitled to participate in the Company's corporate, medical, medical reimbursement and disability insurance plans. To the extent that split dollar insurance can be structured not to violate the Sarbanes-Oxley Act of 2002, the Company shall also provide Executive with Key Man split dollar term life insurance in the amount of $1,000,000, $500,000 of which shall be payable to Executive's spouse and the balance of $500,000 shall be payable to the Company. Executive shall be entitled to all other fringe benefits generally provided for salaried employees of the Company upon attaining eligibility as provided under such fringe benefit programs. Executive shall be entitled to four (4) weeks paid vacation per year.

         7. Termination. The Employment Term shall terminate on the first to occur of the following events:

                  (a) the second anniversary of the date on which the Employment Term became effective; provided, however, that after such second anniversary, the Employment Term shall be extended each year thereafter for an additional one year period unless either party gives the other written notice at least 90 days before such extension of its intention not to renew the Contract.

                  (b) termination by the Company for cause, upon written notice (specifying the particulars) to Executive from the Company's Board of Directors, which cause shall be limited to:

                           (i) the persistent failure of or refusal by Executive to comply with the material orders, advice, directions, policies, standards and regulations of the Company and its President or Board of Directors, as promulgated from time to time, or with the provisions of this Contract;

                           (ii) an act or acts of fraud or dishonesty by Executive resulting in or tending to result in gain to or personal enrichment of Executive at the Company's expense;


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                           (iii)    any felony conviction of Executive or
                  material tort which is detrimental to the Company; or

                           (iv) the persistent absence of Executive from his employment without cause or explanation;

                  (c)      the death of Executive;

                  (d) the 90th day after notice from the Company to Executive that Executive is considered to be permanently disabled due to his inability to perform his duties or fulfill his responsibilities hereunder; which inability existed for a period of 90 days or more before such notice;

                  (e) termination by the Executive, at his option, after 30 days prior written notice to the Company , or

                  (f) termination by the Company after the second anniversary of the Employment Term, at its option after 30 days prior written notice to the Executive.

Upon termination of Executive's employment as provided above, Executive (or his estate) shall be entitled to receive (i) any unpaid salary payments with respect to periods prior to the date of such termination, (ii) any declared but unpaid bonus granted to Executive prior to the date of termination, and (iii) any termination, disability or death benefit to which he is entitled under any employee benefit plan of the Company which is in effect at the time of termination of Executive's employment. In addition, Executive shall be entitled to receive the Guaranteed Payments provided for in Section 4 above as provided therein. Such obligation to make such payments by Company to Executive shall survive the termination of Executive's employment hereunder.

         8. Agreement Not To Compete. Subject to the provisions set forth herein, Executive agrees that if his employment is terminated by the Company for any reason he shall not, for a period of one year from the date his employment hereunder terminates, (x) directly or indirectly sell or attempt to sell, within Indiana, on behalf of himself or any other person, corporation or entity, any type of product marketed by the Company or any of its affiliates or subsidiaries at the time his employment is terminated, (y) directly or indirectly sell or attempt to sell any type of product marketed by the Company or any of its affiliates or subsidiaries at the time his employment is terminated to any person, corporation or other entity that is a customer of the Company or any of its affiliates or subsidiaries at the time his employment is terminated, and (z) within Indiana, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business similar to the type of business conducted by the Company or any of its affiliates or subsidiaries at the time of termination of Executive's employment hereunder; provided, however, that Executive may be a shareholder of less than 5% of the outstanding shares of voting stock of any company listed on a recognized stock exchange or traded in the NASD over-the-counter market.


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Executive has disclosed to the Company, and the Company acknowledges receipt of disclosure that Executive has a controlling interest in Health Care Resources, Inc. ("HCR"), an Indiana corporation, a limited private medical practice, a ten percent (10%) interest in PCA Corrections, a pharmacy located in Louisville, KY, and a seven percent (7%) interest in Promed, a real estate limited partnership located in Carmel, Indiana.

The Company and Executive agree that the above mentioned activities may require Executive's attention during business hours, and the Company consents to Executive transacting such activities during the normal work week of the Company, with reasonable notice to the Company, in an amount not in excess of eight (8) hours per business week. In addition, Executive shall be required to offer any new contractual opportunities presented to HCR to the Company on a right of first refusal basis to avoid any potential conflict of interest. The Company shall be deemed to have passed on any such opportunity if the Company fails to accept such opportunity in writing within ten (10) business days after the same is presented in writing by Executive to Company.

In the event this Employment Contract is terminated prior to the second anniversary of its effective date, other than for cause pursuant to Section 7(b), to the extent the Deferred Note referenced in the Limited Liability Company Purchase Agreement has not been paid in full, such Deferred Note shall become immediately due and payable. If the Company should fail to make any payments on the Deferred Notes or severance payments pursuant to Section 4, if due, within ten (10) days of the due date, then Executive's obligations pursuant to the agreement not to compete shall lapse and shall be of no further force and effect.

         9. Technical Information. Executive covenants and agrees that during the Employment Term and for a period of one year after termination of the Employment Term (regardless of whether Executive is terminated or defaults under any other provision of this Contract) he will assign to the Company or its nominees all of his right, title and interest in and to all "Technical Information" (as hereinafter defined) which he makes, develops or conceives, either alone or in conjunction with others; he will disclose promptly to the Company all such Technical Information; and he will cooperate with the Company in its efforts to protect its rights of ownership in such Technical Information. For purposes of this Contract, "Technical Information" shall mean and include, but not be limited to, all software, processes, devices, trademarks, trade names, copyrights, marketing plans, improvements, and ideas relating to the business of the Company, and all goodwill associated with any such item.

         10. Covenant Against Disclosure of Technical and Confidential Information. Executive agrees that while he is employed by the Company or any of its affiliates or subsidiaries and thereafter he shall not, directly or indirectly, disclose or use to the detriment of the Company or for the benefit of any other person, corporation or other entity, any confidential information or trade secret (including, but not limited to, the identity and needs of any customer of the Company or any of its affiliates or subsidiaries, the method and techniques of any of the business of the Company or any of its affiliates or subsidiaries, the marketing, sales, costs and pricing plans and objectives of the Company or any of its affiliates or subsidiaries, the problems, developments, research records, and Technical Information) of the Company, or any of the affiliates or subsidiaries of the Company. Furthermore, Executive shall deliver promptly to the Company upon termination of his employment, or at any time the Company may so request, all


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memoranda, notes, records, reports, manuals, software, models, designs, and other documents and computer records (and all copies thereof) relating to the business of the Company or any of its affiliates or subsidiaries, and all property associated therewith, which he may then possess or have under his control. This Contract supplements and does not supersede Executive's obligations under statute or the common law to protect the Company's or any of its affiliates or subsidiaries trade secrets and confidential information.

         11. Remedy. Executive acknowledges that the restrictions contained in Sections 8 through 10 of this Contract are reasonable and that the legal remedies for breach of the covenants which are contained in Sections 8 through 10 of this Contract may be inadequate and, therefore, agrees that, in the event of any actual or threatened breach of any such covenant, in addition to any other right or remedy which the Company may have, the Company may: (a) seek specific enforcement of any such covenant through injunction or other equitable relief, or (b) recover from Executive an amount equal to (i) all costs and expenses (including attorneys' fees) incurred by the Company in enforcement of the covenant, plus (ii) all other damages to which the Company may be legally entitled.

         12. Guarantee of Standard Management Corporation. The Guarantor unconditionally guarantees the financial obligations of the Company payable to Executive as provided in Sections 3, 4, 5 and 6 hereof.

         13. Entire Agreement. This Contract contains the entire agreement of the parties relating to the employment of Executive by the Company, superseding any and all prior such agreements, and cannot be amended, modified, or supplemented in any respect except by subsequent written agreement entered into by the parties.

         14. Benefit. Executive acknowledges that the services to be rendered to him are unique and personal; accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Contract. The rights and obligations of the Company under this Contract shall inure to the benefit of, and be binding upon, the legal representatives, successors and assigns of the Company.

         15. No Waiver. No failure on the part of either party at any time to require the performance by the other party of any term of this Contract shall be taken or held to be a waiver of such term or in any way affect such party's right to enforce such term, and no waiver on the part of either party of any term in this Contract shall be taken or held to be a waiver of any other term hereof or the breach thereof.

         16. Severability. The provisions of Sections 8 through 11 hereof are severable, and the invalidity or unenforceability of any particular provision of Sections 8 through 11 shall not affect or limit the enforceability of the other provisions. If any provision in Sections 8 through 11 hereof is held unenforceable for any reason, including the time period, geographic area, or scope of activity covered, then such provision shall be enforced to whatever extent is reasonable and enforceable.


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         17. Governing Law. This Contract shall be governed and construed in accordance with the law of the State of Indiana (other than the provisions relating to choice of law). The Contract may be brought in any state or federal court of record in Indianapolis, Indiana and the parties hereto waive any right to question the jurisdiction of such court over their person or the property of such venue.

         18. Captions. The captions in this Contract are for convenience and identification purposes only, and not an integral part of this Contract, and are not to be considered in the interpretation of any part hereof.

         19. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if in writing and personally delivered to the party to whom notice should be given or if sent by registered or certified mail, postage prepaid, addressed to the addresses set forth below, or to such other addresses as shall be furnished in writing by either party to the other:

         Mason Goodman
         3266 N. Meridian St., Suite 501
         Indianapolis, IN  46208

To the Company:

         Home Med Channel, Inc.
         6210 Technology Center Drive
         Indianapolis, IN   46278
         Attn: Ronald D. Hunter, Chairman and Chief Executive Officer

To the Guarantor:

         Standard Management Corporation
         10689 N. Pennsylvania
         Indianapolis, IN  46280
         Attn: Ronald D. Hunter, Chairman and Chief Executive Officer


                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the Company and the Guarantor have caused this
Contract to be executed on its behalf by its duly authorized officers and Executive has hereunto set his hand as of the 1st day of November, 2002.


                                                The "Company"

                                    HOME MED CHANNEL, INC.


                                    By: /s/ Ronald D. Hunter
                                       ----------------------------------------
                                       Ronald D. Hunter
                                       Chairman and Chief Executive Officer


Attest:

/s/ Stephen M. Coons
-------------------------------
Stephen M. Coons
Secretary


                                                 The "Guarantor"

                                    STANDARD MANAGEMENT CORPORATION



                                    By: /s/ Ronald D. Hunter
                                       ----------------------------------------
                                       Ronald D. Hunter
                                       Chairman and Chief Executive Officer


Attest:

/s/ Stephen M. Coons
-------------------------------
Stephen M. Coons
Secretary


                                    EXECUTIVE

                                    /s/ Mason Goodman
                                    -------------------------------------------
                                    Mason Goodman


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